UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 26, 2015

Date of Report

(Date of earliest event reported)

SYNCHRONY FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

(203) 585-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 26, 2015, Synchrony Financial (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as representatives of the several underwriters listed on Schedule I of the Underwriting Agreement (collectively, the “Underwriters”) to issue and sell $250.0 million aggregate principal amount of Floating Rate Senior Notes due 2020 (the “Floating Rate Notes ”) and $750.0 million aggregate principal amount of 2.700% Senior Notes due 2020 (the “2020 Notes,” and together with the Floating Rate Notes, the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333- 200374) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01 and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1

Underwriting Agreement, dated January 26, 2015, among Synchrony Financial and J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as representatives of the several underwriters listed on Schedule I thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: January 30, 2015	By:	/s/ Jonathan S. Mothner
	Name:	Jonathan S. Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

1.1

Underwriting Agreement, dated January 26, 2015, among Synchrony Financial and J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as representatives of the several underwriters listed on Schedule I thereto

4